UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2025

Lexeo Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41855	85-4012572
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

345 Park Avenue South, Floor 6 New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(212) 547-9879 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LXEO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 16, 2025, Lexeo Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC, as representative (the “Representative”) of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale in a public offering (the “Public Offering”) of 15,625,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price to the public of $8.00 per share. Under the terms of the Underwriting Agreement, the Underwriters have agreed to purchase the Firm Shares from the Company at a price of $7.52 per share. In addition, the Company has granted the Underwriters an option, exercisable for 30 days from the date of the Underwriting Agreement, to purchase up to an additional 2,343,750 shares of common stock (together with the Firm Shares, the “Shares”) at the public offering price, less underwriting discounts and commissions. All of the Shares in the Public Offering are being sold by the Company.

The gross proceeds from the Public Offering are expected to be approximately $125 million before deducting underwriting discounts and commissions and other offering expenses payable by the Company and assuming no exercise of the Underwriters’ option to purchase additional shares. The Public Offering is expected to close on October 20, 2025, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.

The Public Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-283781) (the “Registration Statement”) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission (the “SEC”).

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the opinion of Wilson Sonsini Goodrich & Rosati, P.C. relating to the validity of the Shares is filed as Exhibit 5.1 hereto and is incorporated by reference into the Registration Statement.

Securities Purchase Agreement

On October 16, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) for a private placement (the “Private Placement”) with a qualified institutional buyer (the “Purchaser”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Purchaser pre-funded warrants (“Pre-Funded Warrants”) to purchase 1,250,015 shares of Common Stock at a purchase price of $7.9999 per Pre-Funded Warrant. The aggregate gross proceeds to the Company from the Private Placement will be approximately $10 million, before deducting placement agent fees and offering expenses payable by the Company. The Private Placement is expected to close on October 20, 2025, subject to the satisfaction of customary closing conditions.

The Pre-Funded Warrants have an exercise price of $0.0001 per Warrant Share and will be exercisable immediately. The Purchaser may not exercise any portion of the Pre-Funded Warrants to the extent that immediately prior to or after giving effect to such exercise the Purchaser would own more than 9.99% of the Company’s outstanding Common Stock immediately after exercise, which percentage may be changed at the holder’s election to any other percentage not in excess of 19.99%.

The foregoing descriptions of the Purchase Agreement and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement and the form of Pre-Funded Warrant, which are attached as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01.

Registration Rights

In connection with the Private Placement, the Company and the Purchaser entered into a Registration Rights Agreement, dated October 16, 2025 (the “Registration Rights Agreement”), providing for the registration for resale of the shares of Common Stock underlying the Pre-Funded Warrants (the “Warrant Shares”) pursuant to a registration statement (the “Resale Registration Statement”) to be filed with the SEC on or prior to November 15, 2025 (the “Filing Deadline”). The Company has agreed to use its best efforts to cause the Resale Registration Statement to be declared effective as soon as possible, but in no event later than 60 days after the closing of the Private Placement (or 90 days in the event of a full review of the Resale Registration Statement by the SEC) (the “Effectiveness Deadline”), provided that if the SEC is closed due to a shutdown of the federal government of the United States on the closing date of the Private Placement, the Effectiveness Deadline will be the 60th calendar day following the first date on which the SEC reopens. The Company has also agreed to use its best efforts to keep the Resale Registration Statement continuously effective from the date on which the SEC declares the Resale Registration Statement to be effective until the earlier of such date that (i) all Registrable Securities (as such term is defined in the Registration Rights Agreement) covered by the Resale Registration Statement have been sold pursuant to a registration statement under the Securities Act, (ii) all Registrable Securities have ceased to be Registrable Securities, or (iii) is five years from the date of effectiveness of the Resale Registration Statement.

The Company has granted the Purchaser customary indemnification rights in connection with the Registration Rights Agreement. The Purchaser has also granted the Company customary indemnification rights in connection with the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference into this Item 1.01.

A copy of the press release announcing the pricing of the Public Offering and the Private Placement is attached to this Current Report on Form 8-K as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On October 16, 2025, the Company disclosed in a preliminary prospectus supplement relating to the Public Offering that, as of September 30, 2025, the Company estimates that it had $122.8 million of cash, cash equivalents and investments.

The preliminary financial information has been prepared by, and is the responsibility of, the Company’s management and has been prepared in good faith on a consistent basis with prior periods. The Company’s independent registered public accounting firm, KPMG LLP, has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to this preliminary financial information. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto. The Company has not yet completed its quarter-end financial close process for the quarter ended September 30, 2025. This preliminary financial information is subject to change upon completion of the Company’s financial statement closing procedures. Additional information and disclosure would be required for a more complete understanding of the Company’s financial position and results of operations as of September 30, 2025. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles. Accordingly, you should not place undue reliance on this preliminary financial information.

The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above under Item 1.01 related to the Private Placement is hereby incorporated by reference in response to this Item 3.02 of this Current Report on Form 8-K.

The Company will sell the Pre-Funded Warrants to an “accredited investor,” as that term is defined in the Securities Act, in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Purchaser represented that it is acquiring the Pre-Funded Warrants for investment only and not with a view towards the resale or distribution thereof in violation of the Securities Act. Accordingly, the Pre-Funded Warrants have not been registered under the Securities Act and such Pre-Funded Warrants may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the Securities described herein.

Item 8.01	Other Events

Clinical Update – LX2006

In October 2025, the Company announced progress in regulatory interactions with the FDA on the LX2006 program. In response to questions from the Company regarding the possibility of a faster path to a Biologics License Application, or BLA, the FDA has indicated openness to a BLA submission for accelerated approval that includes clinical data from the Company’s ongoing Phase I/II studies of LX2006 pooled with new clinical data to be generated in the planned pivotal study. To enable pooling of these data to support licensure, the Company will submit enhanced manufacturing comparability data and meet an additional nonclinical requirement prior to the initiation of the Company’s planned pivotal study, given the Company’s intention to leverage its optimized, high-yield Sf9-baculovirus manufacturing platform for future clinical and commercial drug supply, compared to the adherent HEK293 process used for its Phase I/II clinical supply. The FDA also previously agreed to evaluate the co-primary endpoint of left ventricular mass index at a time point earlier than 12 months. The Company continues to engage with the FDA on the planned pivotal study protocol and comparability. In discussions to date, there have been no changes to the previously disclosed alignment with the FDA on key parameters related to the LX2006 planned pivotal study.

The Company has also shared Chemistry, Manufacturing and Controls, or CMC, data related to the LX2006 program, which were generated to support analytical comparability between the HEK293 manufacturing process used for Phase I/II clinical supply and the optimized, high-yield Sf9-baculovirus manufacturing platform that the Company intends to use for future clinical and commercial supply. These data demonstrate similar frataxin expression in vitro between the two processes as measured by a quantitative relative potency assay in cardiomyocytes. Across three Sf9 lots, including one produced at 200 liter manufacturing scale, the relative potency was 100.5% - 129% relative to the HEK reference lot. Analytical comparability was also evaluated using next generation sequencing, or NGS, to characterize the genomic DNA profile of LX2006 generated using the two manufacturing processes. The NGS results demonstrate a lower percentage of contaminating DNA in the Sf9 process relative to HEK, with approximately 99% of the sequenced Sf9 200 liter lot representing the targeted LX2006 transgene.

These data were generated under a formal comparability protocol discussed in advance with the FDA, and have been submitted to the FDA to support the transition to Sf9 process in the future. The Company continues to engage with the FDA on enhanced manufacturing comparability related to the LX2006 planned pivotal study.

The Company also provided an interim clinical update, which included baseline characteristics and safety data from the 17 treated participants across the two studies, and clinical efficacy data from the 16 participants who had reached at least six months of follow-up as of that time. These data showed sustained or deepening improvements in the majority of participants across both cardiac and neurologic measures of FA, exceeding the thresholds previously agreed with FDA for co-primary endpoints LVMI and frataxin expression.

Clinical Update – LX2020

As of October 16, 2025, nine participants have been dosed in the HEROIC-PKP2 Phase I/II clinical trial, including three participants in Cohort 1 at the low dose (2x1013 vg/kg), and six participants in Cohorts 2 and 3 at the high dose (6x1013 vg/kg). Cohort 3 is still enrolling and up to one additional participant may be dosed in this group. LX2020 continues to be generally well tolerated, with no observed clinically significant complement activation to date. One Grade 3 serious adverse event, which was assessed as possibly treatment related, of sustained ventricular tachycardia, or SVT, was observed three months after dosing in a single participant in the high dose cohort. The participant was successfully treated with anti-arrhythmic medication and was discharged with no additional intervention required. This patient had a documented history of prior SVTs and had an implantable cardioverter defibrillator in place.

For the three participants in low-dose Cohort 1 (n=2 at 12 months; n=1 at 9 months), multiple cardiac parameters have been assessed at latest visit relative to baseline:

•	Arrythmia burden: Premature ventricular contractions were reduced in 1 of 3 participants and non-sustained ventricular tachycardia was reduced or stable in 2 of 3 participants.

•	Electrical activity: QRS duration was normalized or stable in 2 of 3 participants and T-wave inversions were reduced in 2 of 3 participants.

•	Cardiac function: Left ventricular ejection fraction and right ventricular ejection fraction were stable in 3 of 3 participants.

The Company expects to provide additional safety and clinical efficacy data in January 2026 at the J.P. Morgan Healthcare Conference once most participants in the high-dose cohorts reach at least 6 months of follow up or more. This data update is expected to include:

•	The majority of high-dose participants at >6 months of follow up;

•	Three low-dose participants at >12 months of follow up; and

•	Five cardiac biopsies from high-dose Cohorts 2 and 3, analyzed at baseline and 3 months after dosing.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements as that term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements include but are not limited to the Company’s preliminary estimates of cash, cash equivalents and investments as of September 30, 2025, the Company’s expectations and plans regarding its current product candidates and programs, the structure of and timelines for completion of any current or additional clinical trials required by the FDA, the timing for receipt and announcement of data from any such clinical trials, and the timing and likelihood of potential regulatory developments, trial design changes and approval, the timing and size of the proposed offering and the Company’s anticipated cash runway. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties related to: preliminary financial results, such as the risks that the preliminary financial information reflects information available to the Company only at this time and may differ from actual results; global macroeconomic conditions and related volatility; expectations regarding the initiation, progress, and expected results of the Company’s preclinical studies, clinical trials and research and development programs; the unpredictable relationship between preclinical study results and clinical study results; delays in submission of regulatory filings or failure to receive regulatory approval; whether or not the Company will be able to consummate the proposed offering; its expectations with respect to granting the underwriters a 30-day option to purchase additional shares of common stock; liquidity and capital resources; the satisfaction of closing conditions; and other risks which may be found in the section entitled “Risk Factors” in documents that we file from time to time with the SEC, including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and the registration statement and the preliminary prospectus supplement relating to the public offering. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. The Company claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 16, 2025, by and between the Company and Leerink Partners LLC

4.1	Form of Pre-Funded Warrant

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

10.1	Form of Securities Purchase Agreement, dated October 16, 2025, by and between the Company and the Purchaser

10.2	Form of Registration Rights Agreement, dated October 16, 2025, by and between the Company and the Purchaser

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included with the opinion filed as Exhibit 5.1)

99.1	Press Release dated October 16, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2025		Lexeo Therapeutics, Inc.

	By:	/s/ R. Nolan Townsend
R. Nolan Townsend, Chief Executive Officer